UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 13, 2015
Date of Report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP. (Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		02184
(Address of principal executive offices)		(Zip Code)

(781) 917-0600 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On August 13, 2015, Altra Industrial Motion Corp. (“Altra”) entered into a First Amendment (“Amendment”) to its existing Credit Agreement (“Credit Agreement”), dated as of December 6, 2013, among Altra, certain of its subsidiaries, JPMorgan Chase Bank, N.A., and the lenders listed therein. The Amendment revised the definition of a “Change in Control” set forth in Section 1.01 of the Credit Agreement. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1. Except as otherwise expressly provided by the Amendment, all of the respective terms, conditions and provisions of the Credit Agreement and the other loan documents remain the same.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated August 13, 2015, among Altra Industrial Motion Corp., certain of its subsidiaries, JPMorgan Chase Bank, N.A., and the lenders listed therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Glenn E. Deegan
Name:	Glenn E. Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: August 18, 2015

EXHIBIT INDEX

Exhibit
No.	Description
10.1	First Amendment to Credit Agreement, dated August 13, 2015, among Altra Industrial Motion Corp., certain of its subsidiaries, JPMorgan Chase Bank, N.A., and the lenders listed therein.